Exhibit 10.01

AMENDMENT

TO

ASSET PURCHASE AGREEMENT

This AMENDMENT TO THE ASSET PURCHASE AGREEMENT (this “Amendment”) dated as of June 30, 2015, is by and between MGT Sports, Inc. (the “Seller”), and Random Outcome USA Inc. (the “Purchaser”).

WHEREAS, the Seller and the Purchaser are party to that certain Asset Purchase Agreement, dated as of June 11, 2015 (the “Asset Purchase Agreement”);

WHEREAS the Asset Purchase Agreement may be amended by a writing signed by the Seller and the Purchaser pursuant to Section 9.6 of the Asset Purchase Agreement; and

WHEREAS, the Seller and the Purchaser desire to amend the Asset Purchase Agreement as set forth below:

NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties, and other good and valuable consideration, the undersigned agree as follows:

1.           The Asset Purchase Agreement shall be amended as follows:

a.	The first sentence in Section 4.1 of the Asset Purchase Agreement (Closing) is hereby amended to replace the words “June 30, 2015” with “July 15, 2015.”

b.	The title of section 3.3 is hereby changed to “Cash Payment; Issuance of Note, Common Stock and Warrants.

c.	The Cash Payment amount in Section 3.3(i) is hereby amended to replace “Four Million USD ($4,000,000)” with “Two Million USD ($2,000,000).

d.	The number of Warrants to be issued to Seller in Section 3.3(iv) is hereby amended to replace “One Million (1,000,000)” with “One Million Two Hundred Fifty Thousand (1,250,000).

e.	Section 3.3 is hereby amended to add these two sentences: “In addition to the foregoing, at the Closing, in connection with the Asset Purchase described in Section 3.1 above, the Purchaser shall issue to Seller a promissory note in the amount of Two Million USD ($2,000,000) and a maturity not to exceed ninety (90) days. Such note shall be secured with the Purchased Assets and shall rank in seniority no lower than parri passu with any other debt obligations of Purchaser.”

2.           Except as herein provided, the terms of the Asset Purchase Agreement shall remain in full force and effect.

3.           Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Asset Purchase Agreement.

4.           This Amendment may be executed in counterparts (including by facsimile or pdf signature pages or other means of electronic transmission) each of which shall be deemed an original but all of which together will constitute one and the same instrument.

5.           Should any provision of this Amendment be declared illegal, invalid or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Amendment as to such jurisdiction (but, to the extent permitted by law, not elsewhere) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

MGT SPORTS, INC.

By:	/s/ Robert Ladd
Name: Robert Ladd
Title: President

RANDOM OUTCOME USA INC.

By:	/s/ Curtiss Wm. Krawetz
Name: Curtiss Wm. Krawetz
Title: CEO